===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          MetroCorp Bancshares, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------

     (3) Filing Party:

     -------------------------------------------------------------------------

     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                          METROCORP BANCSHARES, INC.

                       9600 BELLAIRE BOULEVARD, SUITE 252
                              HOUSTON, TEXAS 77036

               NOTICE OF THE 2001 ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD ON FRIDAY, MAY 11, 2001


Shareholders of MetroCorp Bancshares, Inc.:

     The 2001 Annual Meeting of Shareholders (the "Meeting") of MetroCorp Bancshares, Inc. (the "Company") will be held at the Company's principal executive offices at 9600 Bellaire Boulevard, Suite 252, Houston, Texas 77036, on Friday, May 11, 2001, beginning at 10:00 a.m. (local time), for the following purposes:

     1. To elect three directors of Class III to serve on the Board of Directors of the Company until the Company's 2004 Annual Meeting of Shareholders and until their successors are duly elected and qualified;

     2. To consider and act upon a proposal to ratify the appointment of Deloitte & Touche LLP as the independent auditors of the books and accounts of the Company for the year ending December 31, 2001; and

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The close of business on April 16, 2001 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting or at any adjournments thereof. A list of shareholders entitled to vote at the Meeting will be available for inspection by any shareholder at the offices of the Company during ordinary business hours for a period of at least ten days prior to the Meeting.

     You are cordially invited and urged to attend the Meeting. If you are unable to attend the Meeting, you are requested to sign and date the enclosed proxy and return it promptly in the enclosed envelope. If you attend the Meeting, you may vote in person, regardless of whether you have given your proxy. Your proxy may be revoked at any time before it is voted.

                              By order of the Board of Directors,


                              /s/ Don J. Wang
                              -----------------------------------
                              Don J. Wang
                              Chairman of the Board and President

Houston, Texas
April 20, 2001

                            YOUR VOTE IS IMPORTANT.

     To ensure your representation at the Meeting, please complete, date, and sign the enclosed proxy and return it in the accompanying envelope at your earliest convenience, regardless of whether you plan to attend the Meeting. No additional postage is necessary if the proxy is mailed in the United States. The proxy is revocable at any time before it is voted at the Meeting.

                           METROCORP BANCSHARES, INC.
                       9600 BELLAIRE BOULEVARD, SUITE 252
                             HOUSTON, TEXAS  77036


                                 APRIL 20, 2001

                            ________________________

                                PROXY STATEMENT
                                      FOR
                    THE 2001 ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD ON FRIDAY, MAY 11, 2001

                            ________________________


                                  INTRODUCTION

     This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of MetroCorp Bancshares, Inc. (the "Company") for use at the 2001 Annual Meeting of Shareholders of the Company to be held at the Company's principal executive offices at 9600 Bellaire Boulevard, Suite 252, Houston, Texas 77036, on Friday, May 11, 2001 beginning at 10:00 a.m. (local time), and any adjournment thereof (the "Meeting") for the purposes set forth in this Proxy Statement and the accompanying Notice of 2001 Annual Meeting of Shareholders ("Notice of Meeting"). This Proxy Statement, the Notice of Meeting and the enclosed form of proxy will first be sent to shareholders on or about April 20, 2001.

VOTING OF PROXIES

     This Proxy Statement is furnished to the shareholders of the Company for solicitation of proxies on behalf of the Board of Directors of the Company for use at the Meeting, and at any and all adjournments thereof. The purpose of the Meeting and the matters to be acted upon are set forth herein and in the accompanying Notice of Meeting.

     Shares represented at the Meeting by an executed and unrevoked proxy in the form enclosed will be voted in accordance with the instructions contained therein. If no instructions are given on an executed and returned form of proxy, the proxies intend to vote the shares represented thereby in favor of each of the proposals to be presented to and voted upon by the shareholders as set forth herein.

     The Board of Directors knows of no other matters to be presented at the Meeting. If any other matter should be presented at the Meeting upon which a vote may be properly taken, shares represented by an executed and unrevoked proxy received by the Board of Directors may be voted with respect thereto in accordance with the judgment of the proxies. The proxy also confers on the proxies the discretionary authority to vote with respect to any matter presented at the Meeting for which advance notice was not received by the Company in accordance with the Company's Amended and Restated Bylaws.

REVOCABILITY OF PROXIES

     Any proxy given by a shareholder may be revoked by such shareholder at any time before it is exercised by submitting to the Secretary of the Company a duly executed proxy bearing a later date, delivering to the Secretary of the Company a written notice of revocation, or attending the Meeting and voting in person.

SOLICITATION

     The cost of this solicitation of proxies is being borne by the Company. Solicitations will be made only by the use of the mail, except that, if deemed desirable, officers and regular employees of the Company may solicit proxies by telephone, telegraph or personal calls, without being paid additional compensation for such services. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners of the common stock, par value $1.00 per share, of the Company (the "Common Stock") held of record by such persons, and the Company will reimburse them for their reasonable expenses incurred in this connection.

ANNUAL REPORT

     The Company's Annual Report to Shareholders, including financial statements, for the year ended December 31, 2000, accompanies but does not constitute part of this proxy statement.

                        VOTING SHARES AND VOTING RIGHTS


     Only holders of record of Common Stock at the close of business on April 16, 2001 (the "Record Date"), are entitled to notice of and to vote at the Meeting and any adjournments or postponements thereof. At April 10, 2001, there were outstanding 6,981,484 shares of Common Stock, which is the only outstanding class of voting securities of the Company. A majority of the outstanding shares of Common Stock must be represented at the Meeting in person or by proxy in order to constitute a quorum for the transaction of business. Each holder of Common Stock shall have one vote for each share of Common Stock registered, on the Record Date, in such holder's name on the books of the Company.

     The affirmative vote of the holders of a plurality of the outstanding shares of Common Stock represented at the Meeting is required to elect the Class III nominees to the Board of Directors. There will be no cumulative voting in the election of directors. Abstentions and shares held of record by a broker or nominee that are voted on any matter are included in determining whether a quorum exists. An abstention, a non-vote or a withholding of authority to vote with respect to one or more nominees for director will not have the effect of a vote against such nominee or nominees.

     The affirmative vote of the holders of a majority of the outstanding shares of Common Stock represented at the Meeting is required to ratify the appointment of the auditors. An abstention or a non-vote will have the effect of a vote against the appointment.

                             ELECTION OF DIRECTORS


ELECTION PROCEDURES; TERM OF OFFICE

     The Board of Directors currently consists of nine directors. In accordance with the Company's Amended and Restated Bylaws, members of the Board of Directors are divided into three classes, Class I, Class II and Class III. The members of each class are elected for a term of office to expire at the third succeeding annual meeting of shareholders following their election. The term of office of the current Class III directors expires at the Meeting. The terms of the current Class I and Class II directors expire at the annual meeting of shareholders in 2002 and 2003, respectively. The three Class III nominees, if elected at the Meeting, will serve until the annual meeting of shareholders in 2004.

     The Board of Directors has nominated Tiong Loi Ang, Tommy F. Chen and Joe Ting for election as Class III directors at the Meeting. Messrs. Ang, Chen and Ting are currently serving as Class III directors.

     The Class III nominees receiving the affirmative vote of the holders of a plurality of the shares of Common Stock represented at the Meeting will be elected. Unless the authority to vote for the election of directors is withheld as to one or more of the nominees, all shares of Common Stock represented by proxy will be voted FOR the election of the nominees. If the authority to vote for the election of directors is withheld as to one or two but not all of the nominees, all shares of Common Stock represented by any such proxy will be voted FOR the election of the nominee or nominees, as the case may be, as to whom such authority is not withheld. If a nominee becomes unavailable to serve as a director for any reason before the election, the shares represented by proxy will be voted for such other person, if any, as may be designated by the Board of Directors. The Board of Directors has no reason to believe that any nominee will be unavailable to serve as a director.

     Any director vacancy occurring after the election may be filled only by a majority of the remaining directors, even if less than a quorum of the Board of Directors. A director elected to fill a vacancy will be elected for the unexpired portion of the term of his predecessor in office.

NOMINEES FOR ELECTION

     The following table sets forth certain information with respect to each nominee for election as a director of the Company:


        NAME                            Age      POSITIONS WITH THE COMPANY AND
        ----                            ---      METROBANK, N.A. (THE "BANK")
                                                 ----------------------------
        Tiong Loi Ang..............     69    Class III Director of the Company

        Tommy F. Chen..............     63    Class III Director of the Company;
                                              Director of  the Bank

        Joe Ting...................     48    Class III Director of the Company;
                                              Director of the Bank

     Tiong Loi Ang. Mr. Ang was elected in April 2000 as a Class III director of the Company. Mr. Ang has been involved in real estate development in Malaysia, Hong Kong, China and the United States for more than the past five
years.   Mr. Ang is the Chairman of the Board and the controlling shareholder of
Gaumnitz, Inc. Gaumnitz, Inc. owns the building in which the Company's corporate headquarters and the Bank's Bellaire branch is located.

     Tommy F. Chen. Mr. Chen is a director of the Company and the Bank and was an organizing director of the Bank. Mr. Chen serves on the Company's Compensation Committee. Since 1983, he has been the owner of the Downtown Texaco (Subway) Station. He was an aerospace engineer at NASA for three years and worked for Chevron Oil Company and Amoco Oil Company for six years. Mr. Chen has held a real estate brokers license in Texas since 1981. He received a Bachelors degree from the University of Taiwan, a Masters degree in Physics from Clark University in Worcester, Massachusetts and a Masters degree and a Ph.D. in Electrical Engineering from the University of Oklahoma. Mr. Chen serves as a director on the Chinatown Community Development Board and is a member of the Taiwanese Chamber of Commerce of North America. Mr. Chen is not related to Ms. Helen F. Chen.

     Joe Ting. Mr. Ting is a director of the Company, was elected as a member of the Board of Directors of the Bank in 1989 and was elected Vice Chairman of the Bank's Board of Directors in 1999. Mr. Ting serves on the Company's Compensation Committee. He has been the President of West Plaza Management, Inc., a real estate management company for more than the past five years. Mr. Ting has extensive knowledge in the plastic manufacturing industry and real estate investments. Mr. Ting is a member of the Taiwanese Chamber of Commerce of North America. He received a Masters in Business Administration degree from the Florida Institute of Technology.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

                  CONTINUING DIRECTORS AND EXECUTIVE OFFICERS


     The following table sets forth certain information with respect to the Company's Class I and Class II directors, whose terms of office do not expire at the Meeting, and certain officers of the Company:

    NAME                                  POSITIONS                        AGE
    ----                                  ---------                        ---

Helen F. Chen..........   Class I Director of the Company, Director of      53
                          the Bank

May P. Chu.............   Class II Director of the Company; Director of     53
                          the Bank

Allen L. Cournyer......   Executive Vice President and Chief                52
                          Information Officer of the Company; Executive
                          Vice President, Chief Operations Officer and
                          Chief Information Officer of the Bank

George M. Lee..........   Class I Director of the Company; Director of      51
                          the Bank

John Lee...............   Class II Director of the Company; Director of     57
                          the Bank

Ruth E. Ransom.........   Senior Vice President and Chief Financial         47
                          Officer of the Company and the Bank

David Tai..............   Class I Director, Executive Vice President        49
                          and Secretary of the Company; President and Vice Chairman of the Board of the Bank

Don J. Wang............   Class II Director, Chairman of the Board and      57
                          President of the Company; Chairman of the Board and Chief Executive Officer of the Bank

     Helen F. Chen.   Ms. Chen is a Class I director of the Company and was
elected as a member of the Board of Directors of the Bank in 1989. She is the President of Metro Investment Group, Inc., an investment company that holds shares of Common Stock of the Company as its principal asset. She is the President of the Houston Chinese Schools Association and the Principal of the Houston Northwest Chinese School, where she served as Chairman of the Board from 1977 to 1991. A member of various civic organizations in Houston, Ms. Chen focuses her efforts on the Chinese community. Ms. Chen is the sister of Don J. Wang. Ms. Chen is not related to Mr. Tommy F. Chen.

     May P. Chu. Ms. Chu is a Class II director of the Company and an organizing director of the Bank. Ms. Chu serves on the Company's Compensation Committee and Audit Committee. She is the founder of Signet Consulting, a bank management consulting firm specializing in regulatory issues and has served as its President for more than the past five years. She received a Bachelors degree in Physics from the University of California at Berkeley and a Ph.D. in Economics from Case Western Reserve University. Ms. Chu was employed at Texas Commerce Bank and Texas Commerce Bancshares, Inc. for more than five years, first in the Economics Division and subsequently in Mergers/Acquisitions.

     Allen L. Cournyer. Mr. Cournyer was named Executive Vice President, Chief Information Officer and Chief Operations Officer of the Bank in April 2000 and Executive Vice President and Chief Information Officer of the Company in October 2000. Mr. Cournyer is responsible for the Bank's branch operations and technology for its 14 full-service branches. Before joining the Bank, Mr. Cournyer was President of Extraco Institutional Services a $630 million financial services company, located in Temple, Texas, where he was responsible for technology, deposit and loan operations. From 1996 until 1998, he was partner and President of Platform Technologies, a company which provides retail banking software to community banks. Prior to this, Mr. Cournyer worked with a Texas subsidiary of JP Morgan Chase (formally Texas Commerce Bank) for more than 20 years where he last served as a Senior Vice President and manager of retail banking for the technology, operations and administration groups until his departure in 1995. He began his career with Cullen Frost Bank in San Antonio in 1967.

     George M. Lee. Mr. Lee was appointed as a Class I director of the Company and a director of the Bank in March 1999. Mr. Lee has served as the Senior Vice President of Marketing and Sales, responsible for marketing and sales strategy, for Higher Dimensions Research in St. Paul, Minnesota since 1997. Prior to this, from 1995 to 1997, he served as the Chief Operating Officer of the Noel Group Companies, a travel insurance company. From 1991 to 1994, Mr. Lee was a Senior Vice President of Fingerhut Companies and concurrently served as the President and Chief Operating Officer of its largest subsidiary, Comb Corporation. From 1987 to 1990, Mr. Lee was a Group Vice President of Hanover Direct, where he was responsible for four divisions and new business development. He received a Bachelors of Science in Econometrics from the University of Wisconsin. Mr. Lee is a resident of Minnesota. Mr. Lee is not related to Mr. John Lee.

     John Lee. Mr. John Lee is a Class II director of the Company and an organizing director of the Bank. He is Executive Vice President of Alpha Seafood Enterprises, Inc. and serves as the Treasurer, Director and co-founder of United Oriental Capital Corporation, a Specialized Small Business Investment Company. For six years, Mr. Lee served as President and manager for numerous motels in the Houston area. Mr. Lee received a Bachelors degree in Economics from National Chung Hsing University. He is a member of the Taiwanese Chamber of Commerce of North America. Mr. John Lee is the brother-in-law of Mr. David Tai. Mr. John Lee is not related to Mr. George M. Lee.

     Ruth E. Ransom.   Ms. Ransom was named Senior Vice President and Chief
Financial Officer of the Bank in November 1999 and Senior Vice President and Chief Financial Officer of the Company in February 2000. Ms. Ransom has over 20 years experience in bank financial planning, reporting, reorganization and analysis. Prior to joining the Company, she served as a Senior Financial Planning Consultant with a Texas subsidiary of J. P. Morgan Chase (formerly Texas Commerce Bank) for 20 years, where she managed financial consultants who were responsible for profit improvements of more than 100 branch locations. Before that, she served as a Financial Planning Manager for Chase and coordinated the annual financial planning process of over 70 branch locations. While at Chase, she worked with bank acquisition analysis, conversions and "de novo" bank organization. Ms. Ransom received a Bachelors of Arts and a Bachelor of Business Administration from the University of Texas at Austin. She is active with the Alley Theater and the Boy Scouts. She was the Treasurer and a Trustee for the Awty International School from 1990 through 1998 and is active with several international student exchange programs.

     David Tai. David Tai is a Class I director of the Company and was elected as a member of the Board of Directors of the Bank in 1988. Mr. Tai is the Executive Vice President and Secretary of the Company and the President and Vice Chairman of the Board of the Bank. Mr. Tai is a leader in the Asian-American community through his active involvement in several organizations. He has served as the President of the Taiwanese Chamber of Commerce of Greater Houston and is the Executive Advisor of the Taiwanese Chamber of Commerce of North America, an organization that has members in 25 cities across the United States, Canada and Mexico. He is also active in the World Taiwanese Chamber of Commerce and serves as its Executive Consular. In 1999, Mr. Tai was appointed as a director of the State Bar of Texas Chief Disciplinary Council's Houston Region Grievance Council. He received a Bachelor of Business Administration degree from Fu-Jen Catholic University in Taiwan in 1974 and a Masters in Business Administration degree from Murray State University in 1977. Mr. Tai is a member of the Asian Realtors Association, the Asian Chamber of Commerce and the United Way. He is a Counselor at the Taiwanese Cultural Center. Mr. Tai is the brother-in-law of Mr. John Lee.

     Don J. Wang. Mr. Wang is a Class II director of the Company and an organizing director of the Bank. Mr. Wang serves as Chairman of the Board and President of the Company and Chairman of the Board and Chief Executive Officer of the Bank. Mr. Wang has also been Chairman of the Board of New Era Life Insurance Company since 1989. Mr. Wang served as President of the Taiwanese Chamber of Commerce of North America in 1992 and as a Board Member of the Greater Houston Partnership. Mr. Wang has served on the Harris County Hospital District Board of Managers, the Board of Directors of the Hope Shelter/Abused Children Program and the Advisory Board of the Chinese Community Center. He is Chairman of the Chinese Senior Estates/Senior Housing Project and Co-Chairman of the Asian and Pacific Island Division of the United Way. Mr. Wang also served on the Advisory Committee of the Ex-Im Bank in 1998 and is active in the Houston Image Group. On April 29, 1993, former Mayor Bob Lanier proclaimed "Don J. Wang Day" in Houston in honor of Mr. Wang's abundant achievements in the realm of Asian community relations. He received a Bachelors of Science degree from National Chung Hsing University and a Masters in Science degree from Utah State University. Mr. Wang is the brother of Ms. Helen F. Chen.

     Each officer of the Company is elected by the Board of Directors of the Company and holds office until his successor is duly elected and qualified or until his or her earlier death, resignation or removal.

OPERATION OF THE BOARD OF DIRECTORS

     The Board of Directors of the Company held eight meetings during 2000. No director attended less than 75% of the aggregate of the (i) total number of meetings of the Board and (ii) total number of meetings held by committees on which he served, except Tiong Loi Ang.

     Audit Committee. The Board of Directors has established Audit and Compensation Committees. The primary purpose of the Audit Committee is to provide independent and objective oversight with respect to the Company's financial reports and other financial information provided to shareholders and others, the Company's internal controls and the Company's audit, accounting and financial reporting processes generally. The Audit Committee reports to the Board of Directors concerning such matters. The Company's Board of Directors has adopted a written charter for the Audit Committee and a copy of the charter is attached as APPENDIX A to this Proxy Statement. During 2000, the Audit Committee held four meetings. The Audit Committee is comprised of Messrs. Ang and George Lee, and Ms. Chu, each of whom is an independent director of the Company as defined and required by The Nasdaq Stock Market, Inc. listing standards.

     Compensation Committee. The Compensation Committee is responsible for making recommendations to the Board of Directors with respect to the compensation of the Company's executive officers and is responsible for the establishment of policies dealing with various compensation and employee benefit matters. The Compensation Committee also administers the Company's stock option and stock award plans and makes recommendations to the Board of Directors as to option and award grants to Company employees under such plans. During 2000, the Compensation Committee held one meeting.

     The Compensation Committee is comprised of Ms. Chu and Messrs. Chen and Ting, each of whom is an outside director. No officers of the Company participate in Compensation Committee deliberations concerning their compensation or other matters.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee consists of May P. Chu, Tommy F. Chen and Joe Ting, each of whom is an outside director of the Company. During 2000, no member of the Compensation Committee was an officer or employee of the Company or the Bank and no member formerly has served as an officer of the Company or the Bank during the past five years.

DIRECTOR COMPENSATION

     Directors of the Company do not receive a fee for attending each scheduled Board of Directors meeting; however, for the 2000 fiscal year, the Company's directors received a fee of $300 for each Company committee meeting attended. For the 2001 fiscal year, the Company's directors receive a fee of $500 for each Company committee meeting attended. The Board of Directors of the Bank meets monthly. For the 2000 fiscal year, non-employee directors of the Bank received a fee of $500 for each meeting of the Bank's Board of Directors attended and a fee of $300 for each Bank committee meeting attended. For the 2001 fiscal year, non-employee directors of the Bank receive a fee $850 for each meeting of the Bank's Board of Directors attended and a fee of $500 for each Bank committee meeting attended. In addition, Mr. Tommy F. Chen receives a fee of $3,000 per month for analysis and evaluation of proposed loans secured by real estate.

     Historically, the Company paid its directors, including directors who were officers of the Company, an annual bonus based on the Company's performance during the previous year. In 1998, the Company replaced this director bonus policy with the Non-Employee Director Stock Bonus Plan ("Non-Employee Director Plan"). The Executive Bonus Plan was established in 2000 ("Executive Plan"). The Company does not plan to pay cash bonuses to directors in the future and will only pay stock bonuses to directors and, and directors who are also officers, pursuant to the Non-Employee Director Plan and the Executive Plan, respectively.

     The Non-Employee Director Plan provides for the grant of up to 12,000 shares of Common Stock annually for each of the 1998 through 2002 calendar years if the Company achieves a return on average equity of 13.0% or greater for that year. The shares are allocated among the non-employee directors by the Company's Non-Employee Director Bonus Committee, based on each director's performance during the applicable year. Subsequent to the ratification of the Company's return on average equity performance by the Company's independent auditors for the years ended December 31, 1998 and 1999, there have been an aggregate of 24,000 shares issued under this plan. Based on the Company's return on average equity for the year ended December 31, 2000, there will be no shares issued for that year.

     The Executive Plan authorizes the issuance of up to 50,000 shares of Common Stock to Don Wang as Chairman of the Board and Chief Executive Officer of the Bank and David Tai as President of the Bank as long as such executive officer is serving in his above stated capacity with the Bank. Messrs. Wang and Tai also serve as directors of the Company. The Executive Plan is discussed further under "Board Compensation Committee Report on Executive Compensation."

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

SUMMARY COMPENSATION TABLE

     The following table provides certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Company's Chairman of the Board and President and each of the other three most highly compensated executive officers of the Company (determined as of the end of the last fiscal year) (the "Named Executive Officers") for each of the three fiscal years ended December 31, 2000:

                                                                                                 LONG-TERM
                                                             ANNUAL COMPENSATION                COMPENSATION
                                                 ------------------------------------------ ---------------------
                      NAME AND                                             OTHER ANNUAL     SECURITIES UNDERLYING      ALL OTHER
                 PRINCIPAL POSITION              YEAR   SALARY    BONUS   COMPENSATION (1)         OPTIONS          COMPENSATION (2)
                 ------------------              ----  --------  -------  ----------------- ---------------------   ---------------
Don Wang.....................................    2000  $130,000       $-            $6,000                 -            $5,440
Chairman of the Board and President and          1999   130,000        -             6,000                 -             5,440
of the Company; Chairman of the Board            1998   126,670    5,417             6,000            20,000             5,524
and Chief Executive Officer of the Bank

David Tai....................................    2000   130,000        -             6,000                 -             5,440
Executive Vice President and Secretary of the    1999   127,500   20,000             6,000                 -             6,140
Company; President and Vice Chairman of the      1998   116,667    5,000             6,000            20,000             5,107
Board of the Bank

Allen Cournyer(3)............................    2000   113,021    1,788             9,000            10,000            47,318  (5)
Executive Vice President, Chief Information      1999         -        -                 -                 -                 -
Officer of the Company and Executive Vice        1998         -        -                 -                 -                 -
President, Chief Operations Officer and Chief
Information Officer of the Bank

Ruth E. Ransom(4)............................    2000   100,000    5,208                 -                 -             2,208
Senior Vice President and Chief Financial        1999    12,500        -                 -             3,000                 -
Officer of the Company and the Bank              1998         -        -                 -                 -                 -

Joyce Tee(6).................................    2000   110,000   14,584                 -                 -                 -
Senior Vice President and Chief Credit Officer   1999   102,147   10,000                 -             4,000             4,486
of the Bank                                      1998    98,666    4,167                 -                 -             4,113

______________
(1)  Represents the amount paid to compensate such officers for car allowances.

(2) The amounts in this column include contributions made by the Bank to the 401(k) plan.

(3)  Mr. Cournyer joined the Bank on April 10, 2000.

(4)  Ms. Ransom joined the Company on November 15, 1999.

(5) Consists of a signing bonus of $44,742 and contributions made by the Bank to the 401(k) plan of $2,576.

(6)  Ms. Tee resigned effective December 31, 2000.

OPTION GRANTS DURING 2000

     The following table sets forth certain information concerning stock options granted during fiscal 2000:

                               OPTION GRANTS IN LAST FISCAL YEAR
                               ---------------------------------
                                     INDIVIDUAL GRANTS
                                                                                                      POTENTIAL REALIZABLE
                                                      PERCENT OF                                       VALUE AT ASSUMED
                                   NUMBER OF        TOTAL OPTIONS                                    ANNUAL RATES OF STOCK
                                  SECURITIES          GRANTED TO                                      PRICE APPRECIATION FOR
                                  UNDERLYING          EMPLOYEES        EXERCISE                           OPTION TERM(1)
                                   OPTIONS            IN FISCAL        PRICE PER      EXPIRATION    -------------------------
     NAME                          GRANTED              YEAR             SHARE           DATE          5%             10%
--------------------------       ------------      ---------------    -----------   --------------  ---------      ----------
Allen L. Cournyer.........          10,000             100.00%          $7.250      April 10, 2007   $29,515         $68,782

--------------------------

(1) These amounts represent certain assumed rates of appreciation based on the actual option term and annual compounding from the date of the grant. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on future performance of the Common Stock and overall stock market conditions. There can be no assurance that the stock appreciation amounts reflected in this table will be achieved.


STOCK OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth certain information concerning the number and value of unexercised options held by the Named Executive Officers at December 31, 2000:


                                                              Number of Securities
                                                             Underlying Unexercised                Value of Unexercised
                                                                   Options at                      In-the-Money Options
                             Shares                             December 31, 2000                 at December 31, 2000(2)
                           Acquired on       Value      ---------------------------------    --------------------------------
         Name               Exercise      Realized(1)    Exercisable       Unexercisable      Exercisable      Unexercisable
----------------------    ------------    -----------   --------------    ---------------   --------------    ---------------
Allen L. Cournyer.....         -                $   -          -              10,000            $  -              $26,250

Ruth E. Ransom........         -                    -          900             2,100               1,406            3,281

David Tai.............         -                    -       20,000               -                   -(4)             -

Joyce Tee(3)..........         -                    -        1,200             2,800               1,875            4,375

Don J. Wang...........         -                    -       20,000   -                               -(4)             -

___________________________

(1) The "value realized" represents the difference between the exercise price of the option shares and the market price of the option shares on the date of exercise without considering any taxes which may have been owed.

(2)The value of the unexercised options is calculated based on the closing price of the Common Stock as reported on the Nasdaq National Market on December 31, 2000 of $9.875.

(3) Ms. Tee resigned effective December 31, 2000.

(4) No value is given because the exercise price of the unexercised options are greater than the closing price of the Common Stock as reported on the Nasdaq Stock Market on December 31, 2000.

STOCK PLANS

     Except for the Executive Plan, the Company's stock option, stock purchase and stock award plans were originally developed and instituted by the Bank and assumed by the Company in the holding company formation in 1998. Except for a non-qualified stock option plan for the six founding directors of the Bank and the Executive Bonus Plan, each of the remaining stock option and stock purchase plans was approved by the shareholders of the Bank in

1998. The Executive Plan was adopted by the Board of Directors in 2000 and approved by shareholders at the Company's 2000 annual meeting of shareholders.

     The Company has options issued and outstanding to five of the six founding directors of the Bank to purchase 100,000 shares of Common Stock pursuant to the 1998 Director Stock Option Agreement ("Founding Director Plan"). Pursuant to the Founding Director Plan, each of the five participants was granted non-qualified options to purchase 20,000 shares of Common Stock at a price of $11.00 per share. A total of 20,000 options which were initially granted to one of the founding directors were canceled upon his resignation as a director. The options must be exercised by July 24, 2003. Of the six founding directors of the Bank, the five participants (Tommy F. Chen, May P. Chu, John Lee, David Tai and Don J. Wang) currently serve as directors of the Company and the Bank.

     The Company's Non-Employee Director Stock Bonus Plan ("Non-Employee Director Plan") authorizes the issuance of up to 60,000 shares of Common Stock to the directors of the Company who do not serve as an officer of the Company. Under the Non-Employee Director Plan, up to 12,000 shares of Common Stock may be issued each year for a five year period if the Company achieves certain return on equity ratios with no shares to be issued if the Company's return on equity is below 13.0%. Shares will be allocated among the non-employee directors by the Company's Non-Employee Director Bonus Committee, based on each director's performance during the applicable year. There have been an aggregate of 24,000 shares issued under the Non-Employee Director Plan for the years ended December 31, 1999 and 1998.

     The Executive Plan authorizes the issuance of up to 50,000 shares of Common Stock to Don Wang as Chairman of the Board and Chief Executive Officer of the Bank and David Tai as President of the Bank as long as such executive officer is serving in his above stated capacity with the Bank. The Executive Plan is discussed further under "Board Compensation Committee Report on Executive Compensation."

     The Company's 1998 Stock Incentive Plan ("Incentive Plan") authorizes the issuance of up to 200,000 shares of Common Stock under both "non-qualified" and "incentive" stock options and performance shares of Common Stock. Non-qualified options and incentive stock options will be granted at no less than the fair market value of the Common Stock and must be exercised within seven years. Performance shares are certificates representing the right to acquire shares of Common Stock upon the satisfaction of performance goals established by the Company. Holders of performance shares have all of the voting, dividend and other rights of shareholders of the Company, subject to the terms of the award agreement relating to such shares. If the performance goals are achieved, the performance shares will vest and may be exchanged for shares of Common Stock.
If the performance goals are not achieved, the performance shares may be forfeited. As of December 31, 2000, there were options to acquire 50,200 shares of Common Stock outstanding under the Incentive Plan. Options to acquire 10,000 shares of Common Stock were granted under the Incentive Plan in 2000.

     The Company's 1998 Employee Stock Purchase Plan ("Purchase Plan") authorizes the offer and sale of up to 200,000 shares of Common Stock to employees of the Company and its subsidiaries. The Purchase Plan will be implemented through ten annual offerings. Each year the Board of Directors will determine the number of shares to be offered under the Purchase Plan; provided that in any one year the offering may not exceed 20,000 shares plus any unsubscribed shares from prior years. The offering price per share will be an amount equal to 90% of the closing trading price of a share of Common Stock on the business day immediately prior to the commencement of such offering. In each offering, each employee may purchase a number of whole shares of Common Stock that are equal to 20% of the employee's base salary divided by the offering price. Pursuant to the Purchase Plan, the employee pays for the Common Stock either immediately or through a payroll deduction program over a period of up to one year, at the employee's option. The first annual offering under the Purchase Plan began in the second quarter of 1999. As of December 31, 2000, there have been 11,640 shares issued under this plan.

     In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation ("SFAS 123"). This statement established fair value based accounting and reporting standards for all transactions in which a company acquires goods or services by issuing its equity investments, which includes stock-based compensation plans. Under SFAS 123, compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period. Fair value of stock options is determined using an option-pricing model. This statement encourages companies to adopt as prescribed the fair value based method of accounting to recognize compensation expense for employee stock compensation plans. Although it does not require the fair value based method to be adopted, a company must comply with the disclosure requirements set forth in the statement. The Company has continued to apply accounting in Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, ("APB 25") and related Interpretations, and, accordingly, provides the pro forma disclosures of net income and earnings per share.

BENEFIT PLAN

     The Company has established a defined contributory profit sharing plan pursuant to Internal Revenue Code Section 401(k) covering substantially all employees (the "Plan"). The Plan provides for pretax employee contributions up to 15% of annual compensation. The Company matches each participant's contributions to the Plan up to 4% of such participant's salary. The Company made contributions before expenses to the Plan of $291,000, $271,000, and $235,000 in 2000, 1999 and 1998, respectively.

         BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION


     The Compensation Committee of the Board of Directors is responsible for developing and making recommendations to the Board with respect to the Company's executive compensation policies. The following is a report from the Compensation Committee which sets forth the components of the Company's executive officer compensation program and describes the basis on which the 2000 compensation determinations were made with respect to the executive officers of the Company and the Bank.

COMPENSATION POLICY

     The Company's executive compensation policy incorporates the basic principle that executive compensation should be related directly to corporate performance and increases in shareholder value, while ensuring that key employees are motivated and retained. The following objectives guide the decision-making for the Compensation Committee:

 .    The Company must provide a competitive total compensation package to attract and retain key executives;

 .    The compensation packages and programs must be strategically aligned with the annual budget as well as the Company's long-term business objectives;
     and

 .    The compensation packages must include a variable or performance component to ensure a link between executive remuneration and the Company's overall performance, thereby aligning executive compensation with the interest of shareholders.

EXECUTIVE COMPENSATION

     The Company's compensation programs for executive officers are comprised of five parts as follows:

     (1) Base Pay. Base salary levels are determined mainly through comparison with salaries of executive officers in similarly situated positions at banking organizations of a size similar to the Company's with some attention given to the geographic location of such banking organizations. Surveys are utilized to assist in determining the base salary ranges of those persons having similar responsibilities at other financial institutions. Individual performance evaluations are considered, including a perception of the executive's potential to increase responsibilities. Changes in the cost of living are also taken into account. All executive base salary levels, which are generally reviewed annually, are considered by the Compensation Committee to be competitive and in the median range of comparative salaries of other banking organizations.

     (2) Cash Bonus. Although the Company does not have a bonus program, the Compensation Committee may pay discretionary bonuses to executive officers, including Named Executive Officers, based on their individual performance in a particular year. For the year ended December 31, 2000, discretionary bonuses were paid to certain executive officers based on such persons performance during 2000.

     (3) Contributory Savings 401(k) Plan. The Company provides for a 401(k) tax-deferred profit sharing plan for all employees, including executive officers, pursuant to which the Company matches each participant's contributions up to a maximum of 4% of such employee's annual compensation.

     (4) Stock Options. During 1998, the shareholders of the Company approved the 1998 Stock Incentive Plan which authorizes the issuance of up to 200,000 shares of Common Stock under "non-qualified" and "incentive" stock options and performance shares of Common Stock to certain key employees. Such options will be exercisable based on a vesting schedule. The Compensation Committee believes that these key employees will carry the main responsibility for increased growth, asset quality and profitability of the Company into the future. There were options to acquire 10,000 shares of common stock granted to a Named Executive Officer during 2000.

     (5) Executive Bonus Plan. The Company's Executive Plan authorizes the issuance of up to 50,000 shares of Common Stock to Don Wang as Chairman of the Board and Chief Executive Officer of the Bank and David Tai as President of the Bank as long as such executive officer is serving in his above stated capacity with the Bank. Mr. Wang also serves as Chairman of the Board and President of the Company and Mr. Tai also serves as Executive Vice President and Secretary of the Company. The Executive Plan authorizes the issuance of up to 10,000 shares of Common Stock annually over a five-year period from 2000 to 2004 pursuant to options to acquire shares of Common Stock, awards of Common Stock or any combination thereof if the Company meets certain performance criteria. Specifically, the Company must achieve a return on equity in excess of 13.0% for a particular calendar year in order for any options or awards to be granted under the Executive Plan. The number of shares issuable in any year will be allocated to the executive officers based on the determination by the Compensation Committee of that individual's contributions to the Company's performance during the applicable year. Because the Company did not achieve a return on equity in excess of 13.0% in 2000, no options or awards were granted under the Executive Plan for the year ended December 31, 2000.

     Through the above-mentioned programs, the Compensation Committee believes that a significant portion of the remuneration packages of executive officers are linked to the Company's performance and shareholder interests. The Compensation Committee will continue to review the elements of the plans in place and adjust these plans as needed to ensure that the total compensation program meets the Company's objectives and philosophy as described above.

2000 COMPENSATION OF THE CHAIRMAN OF THE BOARD-AND PRESIDENT

     During 2000, Don J. Wang served as the Chairman of the Board and President of the Company and the Chairman of the Board and Chief Executive Officer of the Bank. Mr. Wang's base salary for 2000 of $130,000 was determined by the Compensation Committee after a review of the factors set forth in this report with respect to executive officers, including the salary levels of persons in similar positions at banks of comparable size in the Houston and Gulf Coast areas. Mr. Wang also received a car allowance of $6,000 and $5,440 as a matching contribution to the Company's 401(k) plan.

                              The Compensation Committee

                              Tommy F. Chen
                              May P. Chu
                              Joe Ting

                             AUDIT COMMITTEE REPORT

     In accordance with its written charter adopted by the Company's Board of Directors, which is attached to this Proxy Statement as APPENDIX A, the Company's Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. During the year ended December 31, 2000, the Chairman of the Audit Committee, as representative of the Audit Committee, reviewed the interim financial information contained in the quarterly earnings announcements with the Chief Financial Officer and the independent auditors before their release to the public.

     Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filing.

     In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditor's independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditor's independence. The Audit Committee also discussed with management, the internal auditors and the independent auditors the quality and adequacy of the Company's internal controls. The Audit Committee reviewed with both the independent and the internal auditors their audit plans, audit scope and identification of audit risks. The Audit Committee is comprised of Messrs. Ang and George Lee, and Ms. Chu, each of whom is an independent director of the Company as defined and required by The Nasdaq Stock Market, Inc. listing standards.

     The Audit Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended. "Communication with Audit Committees" and, with and without management present, discussed and reviewed the results of the internal audit examinations.

     The Audit Committee reviewed the audited financial statements of the Company as of and for the year ended December 31, 2000 with management and the independent auditors. Management has the responsibility for the preparation of the Company's financial statements and the independent auditors have the responsibility for the examination of those statements.

     Based on the above-mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the Board that the Company's audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2000, to be filed with the Securities and Exchange Commission. The Audit Committee also recommended the reappointment, subject to shareholder ratification, of the independent auditors and the Board concurred in such recommendation.

                                    The Audit Committee

                                    George M. Lee, Chairman
                                    Tiong Loi Ang
                                    May P. Chu

                         PRINCIPAL ACCOUNTING FIRM FEES

AUDIT FEES

     The aggregate fees billed to the Company for professional services rendered by Deloitte & Touche LLP in connection with the audit of the Company's consolidated financial statements as of and for the year ended December 31, 2000 and limited reviews of the Company's unaudited consolidated interim financial statements included in the Company's Quarterly Reports on Form 10-Q for the fiscal year ending December 31, 2000 were $140,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     During the year ended December 31, 2000, Deloitte & Touche did not render any professional services to the Company in connection with the design and implementation of financial information systems.

ALL OTHER FEES

     In addition to the fees described above, the aggregate fees billed to the Company for services rendered by Deloitte & Touche LLP during the year ended December 31, 2000 were $310,000. The Audit Committee has considered whether the provision of these non-audit services is compatible with maintaining the independence of Deloitte & Touche LLP.


           INTERESTS OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

     Don J. Wang, the Company's Chairman of the Board and President, is a principal shareholder and Chairman of the Board of New Era Insurance Company ("New Era"). New Era is the agency used by the Company for the insurance coverage the Company provides to employees of the Company and the Bank and their dependents. The insurance coverage consists of medical, dental, life, accidental death and dismemberment and long-term disability insurance. The Company paid New Era $1,140,100 and $1,098,000 for such insurance during the years ended December 31, 2000 and 1999, respectively.

     Tiong Loi Ang, a Class III director, is Chairman of the Board and the controlling shareholder of Gaumnitz, Inc. Gaumnitz, Inc. owns the buildings in which the Company's corporate headquarters and the Bank's Bellaire branch are located and has entered into lease agreements for these locations with the Company. The lease covering the Company's headquarters is for a term of four years and nine months commencing February 1, 2001 at a net rent of $24,800 per month. The lease covering the Bank's Bellaire branch is for a term of four years and eleven months commencing January 1, 1997 at a net rent of $10,500 per month. For these respective lease agreements, the Company paid Gaumnitz, Inc. $400,000 and $380,000 during the years ended December 31, 2000 and 1999, respectively.

     Many of the directors, executive officers and principal shareholders of the Company (i.e., those who own 10% or more of the Common Stock) and their associates, which include corporations, partnerships and other organizations in which they are officers or partners or in which they and their immediate families have at least a 5% interest, are customers of the Company. During 2000, the Company made loans in the ordinary course of business to many of the directors, executive officers and principal shareholders of the Company and their associates, all of which were on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons unaffiliated with the Company and did not involve more than the normal risk of collectibility or present other unfavorable features. Loans to directors, executive officers and principal shareholders of the Company are subject to limitations contained in the Federal Reserve Act, the principal effect of which is to require that extensions of credit by the Company to executive officers, directors and principal shareholders satisfy the foregoing standards. On December 31, 2000, all of such loans aggregated $6.3 million which was approximately 11.3% of the Company's Tier 1 capital at such date. The Company expects to have such transactions or transactions on a similar basis with its directors, executive officers and principal shareholders and their associates in the future.

                    BENEFICIAL OWNERSHIP OF COMMON STOCK BY
              MANAGEMENT OF THE COMPANY AND PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of the Company Common Stock as of April 10, 2001 by (i) directors and the Named Executive Officers of the Company, (ii) each person who is known by the Company to own beneficially 5% or more of the Common Stock and (iii) all directors and Named Executive Officers as a group. Unless otherwise indicated, based on information furnished by such shareholders, management believes that each person has sole voting and dispositive power over the shares indicated as owned by such person and the address of each shareholder is the same as the address of the Company.

                                                 NUMBER                        PERCENTAGE
                NAME                           OF SHARES                  BENEFICIALLY OWNED(1)
PRINCIPAL SHAREHOLDERS
Metro Investment Group, Inc.(2).......           491,558                          7.04%
Siah Chin Leong(3)....................           466,732                          6.69%
Leslie Looi Meng(4)...................           391,640                          5.61%
Shou Chiun Ting(5)....................           373,819                          5.35%

DIRECTORS AND EXECUTIVE OFFICERS
Tiong Loi Ang.........................           101,286(6)                       1.45%
Helen F. Chen.........................           565,419(7)                       8.10%
Tommy F. Chen.........................           194,891(8)                       2.79%
May P. Chu............................           113,264(9)                       1.62%
Allen L. Cournyer.....................                 -                            *
George M. Lee.........................             1,000                            *
John Lee..............................           101,718(10)                      1.45%
Ruth E. Ransom........................               900(11)                        *
David Tai.............................           268,573(12)                      3.84%
Joyce Tee.............................             1,700(13)                        *
Joe Ting..............................            72,106(14)                      1.03%
Don J. Wang...........................           552,491(15)                      7.89%
Directors and Named Executive
 Officers as a Group (12 persons)              1,969,838                         27.82%

_________________________________

*    Indicates ownership that does not exceed 1.0%.

(1) The percentage of beneficially owned was calculated based on 6,979,530 shares of Common Stock outstanding. The percentage assumes the exercise by the shareholder or group named in each row of all options for the purchase of Common Stock held by such shareholder or group and exercisable within 60 days.

(2) Metro Investment Group, Inc.'s address is 16607 Southern Oaks Drive, Houston, Texas 77068. Director Helen F. Chen is the controlling shareholder and President of Metro Investment Group, Inc. and has voting and investment control of the shares.

(3) Siah Chin Leong's address is c/o Vincent, Ltd., 321 Orchard Rd., 8-06 Singapore 239-193.

(4) Leslie Looi Meng's address is 327 River Valley Road #16-02, Casuarina Yong An Park, Singapore 238-359.

(5) Mr. Shou Chiun Ting's address is 2825 Wilcrest, Suite 200, Houston, Texas 77042. Includes 169,003 held of record by Luxor Holding Corporation over which Mr. Shou Chiun Ting has voting and investment control. Shou Chiun Ting is the father of Director Joe Ting.

(6) Includes 39,143 shares held of record by Mr. Ang's spouse and 25,936 shares held of record by Gaumnitz, Inc., of which Mr. Ang is Chairman of the Board and has voting and investment control.

(7) Includes 491,558 shares held of record by Metro Investment Group, Inc. of which Ms. Chen is the President and has voting and investment control.

(8) Includes 20,000 shares which may be acquired within 60 days pursuant to the Founding Director Plan and 77,611 shares held of record by Mr. Chen's spouse.

(9) Includes 20,000 shares which may be acquired within 60 days pursuant to the Founding Director Plan.

(10) Includes 20,000 shares which may be acquired within 60 days pursuant to the Founding Director Plan.

(11) Consists of 900 shares which may be acquired within 60 days pursuant to the Company's 1998 Stock Incentive Plan.

(12) Includes 20,000 shares which may be acquired within 60 days pursuant to the Founding Director Plan.

(13) Ms. Tee resigned effective December 31, 2000.

(14) Includes 2,200 shares held of record by each of Mr. Ting's three minor children.

(15) Includes 20,000 shares which may be acquired under the Founding Director Plan, 520,816 shares held of record by two trusts, 2,124 shares held of record by Mr. Wang's spouse, and 9,551 shares held of record by a non-profit corporation over which Mr. Wang has voting and investment control.

                               PERFORMANCE GRAPH

     The following Stock Performance Graph compares the cumulative total shareholder return on the Company's Common Stock for the period from December 16, 1998, when the Common Stock was first listed on the Nasdaq National Market, to December 31, 2000, with the cumulative total return of the Nasdaq Stock Market (Total US) Index ("Nasdaq Index"), the Nasdaq Bank Index and the SNL $1 Billion to $5 Billion Bank Asset- Size Index ("SNL Index") for the same period. Dividend reinvestment has been assumed. The Stock Performance Graph assumes $100 invested on December 16, 1998 in the Company's Common Stock, the Nasdaq Index, the Nasdaq Bank Index and the SNL Index.

     For the performance graph included in the Company's proxy statement for the 2000 Annual Meeting of Shareholders, the Company selected the SNL Index to replace the Nasdaq Bank Index. Although both indices are included in the performance graph below, the Company will use the SNL Index going forward. Management believes that the SNL Index includes banks and bank holding companies which are more similar in asset size to, and therefore, more representative of, the Company. The historical stock price performance for the Company's stock shown on the graph below is not necessarily indicative of future stock performance.


              COMPOSITE OF PARTIAL PERIOD CUMULATIVE TOTAL RETURN
                    THE NASDAQ STOCK MARKET (US) INDEX, THE
      NASDAQ BANK INDEX, THE SNL BANK INDEX AND METROCORP BANCSHARES, INC.


                [Linear graph plotted from data in table below]


                                  12/16/98     12/31/98     06/30/99      12/31/99     06/30/00      12/31/00
                                  --------     --------     --------      --------     --------      --------
MetroCorp Bancshares, Inc.        $100.00      $ 96.10      $ 78.11       $ 75.75      $ 64.22       $ 93.44
Nasdaq-Total US                    100.00       109.27       134.06        203.08       198.19        122.22
Nasdaq Bank                        100.00       105.03       108.20        100.97        88.76        115.29
SNL $1B-$5B Bank                   100.00       102.90       102.81         94.57        85.29        107.32

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and officers and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and reports of changes in ownership of such with the Securities and Exchange Commission (the "Commission"). Officers, directors and greater than 10% shareholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on the Company's review of the copies of such reports furnished to it and representations from certain reporting persons that they have complied with the relevant filing requirements, during the year ended December 31, 2000, all Section 16(a) reporting requirements applicable to the Company's officers, directors and greater than 10% shareholders were complied except that Ms. Tee was late in filing a Form 3, Mr. Ting was late in filing one report covering one transaction, Mr. Wang was late in filing two reports covering five transactions, Ms. Ransom was late in filing one report covering one transaction and Mr. Cournyer was late filing five reports covering eight transactions.


             PROPOSAL TO RATIFY APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has appointed Deloitte & Touche LLP as the independent auditors of the books and accounts of the Company for the year ending December 31, 2001. At the Meeting, the shareholders will be asked to consider and act upon a proposal to ratify the appointment of Deloitte & Touche LLP. The ratification of such appointment will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote and present in person or represented by proxy at the Meeting. Representatives of Deloitte & Touche LLP are expected to be present at the Meeting, will be given an opportunity to make a statement (if they desire to do so) and will be available to respond to appropriate questions.

     Deloitte & Touche LLP was selected as the Company's independent auditors on March 12, 1999 following the dismissal of PricewaterhouseCoopers LLP. The decision to change accountants was recommended by the Audit Committee and was approved by the Company's Board of Directors.

     None of the reports of PricewaterhouseCoopers LLP for the two years ended December 31, 1998 contained any adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audits of the Company's financial statements during the two fiscal years ended December 31, 1998 and subsequent interim period prior to their dismissal, there were no disagreements between the Company and PricewaterhouseCoopers LLP on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedures which, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused PricewaterhouseCoopers LLP to make reference to the matter in their reports.

     During the Company's two fiscal years ended December 31, 1998 and subsequent interim period prior to the dismissal of PricewaterhouseCoopers LLP, PricewaterhouseCoopers LLP did not advise the Company with respect to any of the matters listed in paragraphs (a)(1)(v)(A) through (D) of Item 304 of Regulation S-K.

     During the Company's two fiscal years ended December 31, 1998 and subsequent interim period prior to the engagement of Deloitte & Touche LLP, neither the Company, nor anyone on its behalf, consulted Deloitte & Touche LLP regarding the application of accounting principles to a specified completed or proposed transaction or the type of opinion that Deloitte & Touche LLP might render on the Company's financial statements.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY SUCH APPOINTMENT.

                  DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS


     In order for shareholder proposals submitted pursuant to Rule 14a-8 of the Exchange Act to be presented at the Company's 2002 Annual Meeting of Shareholders and included in the Company's proxy statement and form of proxy relating to such meeting, such proposals must be submitted to the Secretary of the Company at the Company's principal executive offices not later than December 21, 2001. Shareholder proposals should be submitted to the Secretary of the Company at 9600 Bellaire Boulevard, Suite 252, Houston, Texas 77036.

     In addition, the Company's Amended and Restated Bylaws provide that only such business which is properly brought before a shareholder meeting will be conducted. For business to be properly brought before a meeting or nominations of persons for election to the Board of Directors to be properly made at a meeting by a shareholder, notice must be received by the Secretary of the Company at the Company's offices not later than the close of business on the 60th day prior to the meeting. Such notice to the Company must also provide certain information set forth in the Amended and Restated Bylaws. A copy of the Amended and Restated Bylaws may be obtained upon written request to the Secretary of the Company.

                                 OTHER MATTERS

     The Board of Directors does not intend to bring any other matter before the Meeting and does not know of other matters to be presented for action at the Meeting. However, if any other matter does properly come before the Meeting, or any adjournment thereof, the proxies will be voted in accordance with the discretion of the person or persons voting the proxies.


                           ANNUAL REPORT ON FORM 10-K

     A copy of the Annual Report on Form 10-K for the year ended December 31, 2000, as filed with the Securities and Exchange Commission, is available without charge to any shareholder upon written request to Ruth E. Ransom, Senior Vice President and Chief Financial Officer, MetroCorp Bancshares, Inc., 9600 Bellaire Boulevard, Suite 252, Houston, Texas 77036.

     You are cordially invited to attend the Meeting. Regardless of whether you plan to attend the Meeting, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope at your earliest convenience.

                         By order of the Board of Directors,


                         /s/ Don J. Wang
                         -----------------------------------
                         Don J. Wang
                         Chairman of the Board and President

                                   APPENDIX A

                           METROCORP BANCSHARES, INC.

            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS


                                  I.  PURPOSE

     The primary purpose of the Audit Committee is to provide independent and objective oversight with respect to the Company's financial reports and other financial information provided to shareholders and others, the Company's internal controls and the Company's audit, accounting and financial reporting processes generally. The Audit Committee shall report to the Board of Directors concerning such matters.

     The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the authority to retain any special legal, accounting or other consultants or experts it deems necessary in the performance of its duties.

                                II.  COMPOSITION

     The Audit Committee shall be comprised of three or more directors as determined by the Board of Directors, each of whom shall be an independent director as determined in accordance with rules of The Nasdaq Stock Market, Inc. and free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Audit Committee shall have a basic understanding of finance and accounting and must be able to read and understand fundamental financial statements. At least one member of the Audit Committee shall have accounting or related financial management expertise.

     Audit Committee members shall be appointed annually by the Board of Directors. If the Board shall have established a Nominating Committee, the Audit Committee members shall be appointed by the Board on recommendation of the Nominating Committee. The members of the Audit Committee shall designate a chairperson by majority vote of the members. The chairperson shall schedule and preside at all meetings of the Audit Committee and shall be responsible for preparing agendas and making regular reports to the Board of Directors.

                                 III.  MEETINGS

     The Audit Committee shall meet a least four times annually, or more frequently as circumstances dictate. The Audit Committee shall meet privately in separate sessions at least annually with management, the Company's or subsidiary's internal auditor and independent auditors regarding the systems of internal control, results of audits and accuracy of financial reporting.

                        IV.  RESPONSIBILITIES AND DUTIES

     The Audit Committee shall perform the following functions, and any additional functions that the Committee deems appropriate given the circumstances:

     1. Review the independence and performance of the independent auditors and annually recommend to the Board of Directors the appointment of the independent auditors to audit the Company's financial statements or approve any discharge of auditors when circumstances warrant. The independent auditors are accountable to the Board and the Audit Committee.

     2. Review and discuss with management and the independent auditors the annual audited financial statements prior to issuance by the auditors of their report thereon, filing such statements with the

          Securities and Exchange Commission ("SEC") and distribution to third parties. The review shall include:

          . the Company's annual consolidated financial statements and the notes thereto;

          . the independent auditors' audit of the consolidated financial statements and report;

          . any significant changes required in the independent auditors' examination plan;

          . the matters required to be discussed in Statement of Auditing Standards No. 61 (Communication with Audit Committees), as may be modified, supplemented or replaced; and

          . review of particularly sensitive accounting estimates, reserves and accruals, judgmental areas, audit adjustments and other inquiries as the Audit Committee or independent auditors deem appropriate.

          Based on such a review, the Audit Committee shall recommend to the Board whether to include such audited financial statements in the Company's Annual Report on Form 10-K.

     3. Review with the independent auditors, the internal auditors and management the integrity of the Company's financial reporting processes and controls. Review and discuss significant financial risk exposures and the steps management has taken to monitor and control such exposure.

     4. Obtain from and review with the independent auditors the annual management letter as to the adequacy of the Company's internal control environment and the existence of any reportable conditions or material weaknesses. Review management's responses to the annual management letter.

     5. Review with management responsible for the financial statements and the independent auditors the Company's quarterly financial results prior to the release of earnings and/or the Company's quarterly financial statements prior to the filing of its Form 10-Q with the SEC or otherwise distributing such statements. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with Statement on Auditing Standards No. 61, as may be modified, supplemented or replaced. The chairperson may represent the entire Audit Committee, either in person or by telephone conference call, for purposes of this review.

     6. On an annual basis, obtain from the independent auditors a formal written statement describing all relationships between the auditors and the Company, consistent with Independence Standards Board Statement No. 1, as may be modified, supplemented or replaced. The Audit Committee shall discuss such reports with the independent auditors and recommend that the Board of Directors take appropriate action on any disclosed relationships that may reasonably be thought to bear on the independence of the auditors.

     7.   Review the independent auditors' plan of audit.

     8. Approve the fees and other significant compensation to be paid to the independent auditors.

     9. Prepare and issue annually a report for inclusion in the Company's proxy statement related to its annual meeting of shareholders as required by the rules and regulations of the SEC.

     10. Review and discuss with management and the internal auditors the Company's internal control systems intended to ensure the reliability of financial reporting and compliance with applicable laws and regulations. The review shall include the organizational structure, responsibilities, budget, plans and staffing.

     11. Review significant reports prepared by the internal audit department together with management's response and follow-up to these reports.

     12. Review the appointment, performance and replacement of the senior internal audit executive.

     13. At least annually, review directors' and officers' related party transactions and any potential significant conflicts of interest.

     14. Review alleged fraudulent actions or violations of law reported by internal compliance programs or, under the terms of the Private Securities Litigation Reform Act of 1995, by the independent auditors and take any necessary action.

     15. At least annually, review with the Company's legal counsel, any legal matters (including the status of pending litigation) that may have a material impact on the Company's financial statements, compliance with applicable laws and regulations and any material reports or inquiries received from regulators or governmental agencies.

     16. Review and reassess the adequacy of the Audit Committee Charter on an annual basis. Include the Charter as an appendix to the proxy statement for the Company's annual meeting of shareholders every three years or in the next proxy statement for an annual meeting of shareholders following any significant amendment of the Charter.

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditors or to assure compliance with applicable laws and regulations.

                             [FRONT SIDE OF PROXY]

                                     PROXY

                           METROCORP BANCSHARES, INC.


     2001 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON FRIDAY, MAY 11, 2001

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     The 2001 Annual Meeting of Shareholders of MetroCorp Bancshares, Inc. (the "Company") will be held at 9600 Bellaire Boulevard, Houston, Texas 77036, on Friday, May 11, 2001, beginning at 10:00 a.m. (local time). The undersigned hereby acknowledges receipt of the related Notice of 2001 Annual Meeting of Shareholders and Proxy Statement dated April 20, 2001 accompanying this proxy.

     The undersigned hereby appoints Don J. Wang and Ruth E. Ransom and each of them, attorneys and agents, with full power of substitution, to vote as proxy all shares of Common Stock, par value $1.00 per share, of the Company owned of record by the undersigned and otherwise to act on behalf of the undersigned at the 2001 Annual Meeting of Shareholders and any adjournment thereof in accordance with the directions set forth herein and with discretionary authority with respect to such other matters, as may properly come before such meeting or any adjournment thereof, including any matter presented by a shareholder at such meeting for which advance notice was not received by the Company in accordance with the Company's Amended and Restated Bylaws.

     This proxy is solicited by the Board of Directors and will be voted in accordance with the undersigned's directions set forth herein. If no direction is made, this proxy will be voted FOR the election of all nominees for director named herein to serve on the Board of Directors and, FOR the ratification of the appointment of Deloitte & Touche LLP as the independent auditors of the books and accounts of the Company for the year ending December 31, 2001.

                (CONTINUED, AND TO BE SIGNED ON THE OTHER SIDE)

                              [BACK SIDE OF PROXY]


                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF SHAREHOLDERS
                          METROCORP BANCSHARES, INC.

                                  MAY 11, 2001





                Please Detach and Mail in the Envelope Provided


 A  [X]   Please mark your
          votes as in this example.

                 FOR all              WITHHOLD        This proxy will be voted FOR the following proposals unless otherwise
             nominees listed          AUTHORITY       indicated.
            at right (except as    for all nominees
          otherwise indicated*)     listed at right
                                                                                                               FOR  AGAINST  ABSTAIN
1. ELECTION OF      [_]                 [_]  Nominees: Tiong Loi Ang   2. RATIFICATION OF THE APPOINTMENT OF
   DIRECTORS to                                        Tommy F. Chen      DELOITTE & TOUCHE LLP as the         [_]    [_]      [_]
   serve until the                                     Joe Ting           independent auditors of the books
   2004 Annual Meeting of Shareholders and until                          and accounts of the Company for the
   their successors are duly elected and qualified.                       year ending December 31, 2001.

  *Instructions: To withhold authority to vote for any                 This proxy is solicited by the Board of Directors and will be
nominee, draw a line through the name of such                          voted in accordance with the undersigned's directions set
nominee in the list at right.                                          forth herein. If no direction is made, this proxy will be
                                                                       voted FOR the election of all nominees for director named
                                                                       herein to serve on the Board of Directors until the 2004
                                                                       Annual Meeting of Shareholders and until their successors are duly elected and qualified and FOR the ratification of the appointment of Deloitte & Touche LLP as the independent
                                                                       auditors of the books and accounts of the Company for the
                                                                       year ending December 31, 2001





Signature(s) of Shareholder(s)_______________________________________ ___________________________________Date:_____________,2001
NOTE:  Please sign your name exactly as it appears on the certificate(s) representing your shares of Common Stock. If shares are held jointly, all joint owners should sign. If shares are held by a corporation, please sign the full corporate name by the president or any other authorized corporate officer. If shares are held by a partnership, please sign the full partnership name by an authorized person. If you are signing as attorney, executor, administrator, trustee or guardian, please set forth your full title as such.